                                                                    EXHIBIT 4.19

================================================================================

                         TOREADOR RESOURCES CORPORATION

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                   as Trustee

                                   ----------

                                    INDENTURE

                         Dated as of September 27, 2005

                         ------------------------------

                          $75,000,000 Principal Amount

                     5.00% CONVERTIBLE SENIOR NOTES DUE 2025

================================================================================

                              CROSS-REFERENCE TABLE

   TIA                                                                                   Indenture
Section                                                                                   Section
-------                                                                                  ---------
310(a)(1)........................................................................           7.10
      (a)(2).....................................................................           7.10
      (a)(3).....................................................................           N.A.
      (a)(4).....................................................................           N.A.
      (a)(5).....................................................................           7.10
      (b)........................................................................           7.08; 7.10; 11.02
      (c)........................................................................           N.A.
311(a)...........................................................................           7.11
      (b)........................................................................           7.11
      (c)........................................................................           N.A.
312(a)...........................................................................           2.05
      (b)........................................................................          11.03
      (c)........................................................................          11.03
313(a)...........................................................................           7.06
      (b)(1).....................................................................           7.06
      (b)(2).....................................................................           7.06
      (c)........................................................................           7.06; 11.02
      (d)........................................................................           7.06
314(a)...........................................................................           4.03
      (b)........................................................................           N.A.
      (c)(1).....................................................................          11.04
      (c)(2).....................................................................          11.04
      (c)(3).....................................................................           N.A.
      (d)........................................................................           N.A.
      (e)........................................................................          11.05
      (f)........................................................................           N.A.
315(a)...........................................................................           7.01(b)
      (b)........................................................................           7.05; 11.02
      (c)........................................................................           7.01(a)
      (d)........................................................................           7.01(c)
      (e)........................................................................           6.11
316(a) (last sentence)...........................................................           2.09
      (a)(1)(A)..................................................................           6.05
      (a)(1)(B)..................................................................           6.04
      (a)(2).....................................................................           N.A.
      (b)........................................................................           6.07
      (c)........................................................................           9.04
317(a)(1)........................................................................           6.08
      (a)(2).....................................................................           6.09
      (b)........................................................................           2.04
318(a)...........................................................................          11.01

                                       I

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
I.       DEFINITIONS AND INCORPORATION BY REFERENCE                                                            1

         1.01 Definitions.................................................................................     1
         1.02 Other Definitions...........................................................................     8
         1.03 Incorporation by Reference of Trust Indenture Act...........................................     9
         1.04 Rules of Construction.......................................................................     9

II.      THE SECURITIES                                                                                       10

         2.01 Form and Dating.............................................................................    10
         2.02 Execution and Authentication................................................................    10
         2.03 Registrar, Paying Agent and Conversion Agent................................................    11
         2.04 Paying Agent to Hold Money in Trust.........................................................    12
         2.05 Securityholder Lists........................................................................    12
         2.06 Transfer and Exchange.......................................................................    12
         2.07 Replacement Securities......................................................................    13
         2.08 Outstanding Securities......................................................................    13
         2.09 Securities Held by the Company or an Affiliate..............................................    14
         2.10 Temporary Securities........................................................................    14
         2.11 Cancellation................................................................................    14
         2.12 Defaulted Interest..........................................................................    15
         2.13 CUSIP Numbers...............................................................................    15
         2.14 Deposit of Moneys and Property..............................................................    15
         2.15 Book-Entry Provisions for Global Securities.................................................    16
         2.16 Special Transfer Provisions.................................................................    17
         2.17 Ranking.....................................................................................    18

III.     REDEMPTION AND REPURCHASE                                                                            18

         3.01 Right of Redemption.........................................................................    18
         3.02 Notices to Trustee..........................................................................    19
         3.03 Selection of Securities to Be Redeemed......................................................    19
         3.04 Notice of Redemption........................................................................    20
         3.05 Effect of Notice of Redemption..............................................................    21
         3.06 Deposit of Redemption Price.................................................................    21
         3.07 Securities Redeemed in Part.................................................................    22
         3.08 Purchase of Securities at Option of the Holder..............................................    22
         3.09 Repurchase at Option of Holder Upon a Fundamental Change....................................    26
         3.10 Conversion Arrangement on Call for Redemption...............................................    30

IV.      COVENANTS                                                                                            31

         4.01 Payment of Securities.......................................................................    31

         4.02 Maintenance of Office or Agency.............................................................    31
         4.03 Rule 144A Information and Annual Reports....................................................    32
         4.04 Compliance Certificate......................................................................    33
         4.05 Stay, Extension and Usury Laws..............................................................    33
         4.06 Corporate Existence.........................................................................    33
         4.07 Notice of Default...........................................................................    33
         4.08 Further Instruments and Acts................................................................    33

V.       SUCCESSORS                                                                                           34

         5.01 When Company May Merge, etc.................................................................    34
         5.02 Successor Substituted.......................................................................    34

VI.      DEFAULTS AND REMEDIES                                                                                35

         6.01 Events of Default...........................................................................    35
         6.02 Acceleration................................................................................    37
         6.03 Other Remedies..............................................................................    37
         6.04 Waiver of Past Defaults.....................................................................    37
         6.05 Control by Majority.........................................................................    38
         6.06 Limitation on Suits.........................................................................    38
         6.07 Rights of Holders to Receive Payment........................................................    39
         6.08 Collection Suit by Trustee..................................................................    39
         6.09 Trustee May File Proofs of Claim............................................................    39
         6.10 Priorities..................................................................................    39
         6.11 Undertaking for Costs.......................................................................    40

VII.     TRUSTEE                                                                                              40

         7.01 Duties of Trustee...........................................................................    40
         7.02 Rights of Trustee...........................................................................    41
         7.03 Individual Rights of Trustee................................................................    42
         7.04 Trustee's Disclaimer........................................................................    43
         7.05 Notice of Defaults..........................................................................    43
         7.06 Reports by Trustee to Holders...............................................................    43
         7.07 Compensation and Indemnity..................................................................    43
         7.08 Replacement of Trustee......................................................................    44
         7.09 Successor Trustee by Merger, etc............................................................    45
         7.10 Eligibility; Disqualification...............................................................    45
         7.11 Preferential Collection of Claims Against Company...........................................    45

VIII.    DISCHARGE OF INDENTURE                                                                               46

         8.01 Termination of the Obligations of the Company...............................................    46
         8.02 Application of Trust Money..................................................................    46
         8.03 Repayment to Company........................................................................    46
         8.04 Reinstatement...............................................................................    47

IX.      AMENDMENTS                                                                                           47

         9.01 Without Consent of Holders..................................................................    47
         9.02 With Consent of Holders.....................................................................    48
         9.03 Compliance with Trust Indenture Act.........................................................    49
         9.04 Revocation and Effect of Consents...........................................................    50
         9.05 Notation on or Exchange of Securities........................................................    50
         9.06 Trustee Protected...........................................................................    51
         9.07 Effect of Supplemental Indentures............................................................    51

X.       CONVERSION                                                                                           51

         10.01 Conversion Privilege.......................................................................    51
         10.02 Conversion Procedure.......................................................................    51
         10.03 Fractional Shares..........................................................................    52
         10.04 Taxes on Conversion........................................................................    53
         10.05 Company to Provide Stock...................................................................    53
         10.06 Adjustment of Conversion Rate..............................................................    53
         10.07 No Adjustment..............................................................................    58
         10.08 Other Adjustments..........................................................................    60
         10.09 Adjustments for Tax Purposes...............................................................    60
         10.10 Notice of Adjustment.......................................................................    60
         10.11 Notice of Certain Transactions.............................................................    60
         10.12 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on
                    Conversion Privilege..................................................................    61
         10.13 Trustee's Disclaimer.......................................................................    62
         10.14 Rights Distributions Pursuant to Stockholders' Rights Plans................................    63
         10.15 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With
                    Make-Whole Fundamental Changes........................................................    63

XI.      MISCELLANEOUS                                                                                        67

         11.01 Trust Indenture Act Controls...............................................................    67
         11.02 Notices....................................................................................    67
         11.03 Communication by Holders with Other Holders................................................    69
         11.04 Certificate and Opinion as to Conditions Precedent.........................................    69
         11.05 Statements Required in Certificate or Opinion..............................................    69
         11.06 Rules by Trustee and Agents................................................................    70
         11.07 Legal Holidays.............................................................................    70
         11.08 Duplicate Originals........................................................................    70
         11.09 Governing Law..............................................................................    70
         11.10 No Adverse Interpretation of Other Agreements..............................................    70
         11.11 Successors.................................................................................    70
         11.12 Separability...............................................................................    70
         11.13 Table of Contents, Headings, etc...........................................................    71
         11.14 Calculations in Respect of the Securities..................................................    71
         11.15 No Personal Liability of Directors, Employees or Stockholders..............................    71

Exhibit A   -  Form of Global Security

Exhibit B-1 -  Form of Restricted Securities & Common Stock Legend

Exhibit B-2 -  Form of Legend for Global Security

Exhibit C   -  Form of Notice of Transfer Pursuant to Registration Statement

      INDENTURE, dated as of September 27, 2005, between Toreador Resources Corporation, a Delaware corporation (the "COMPANY"), and The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 5.00% Convertible Senior Notes due 2025 (the "SECURITIES").

                 I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01  DEFINITIONS.

      "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

      "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, or an equivalent duly authorized corporate officer of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

      "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

      "CHANGE IN CONTROL" will be deemed to occur at such time as:

      (a) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any Subsidiaries of the Company or any employee benefit plan of the Company, is or becomes the "beneficial owner" (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of the Company's Voting Stock; or

      (b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company that falls within the description in clause (c) of this definition; or

      (c) there occurs any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or cash; or

      (d) the following persons cease for any reason to constitute a majority of the Board of Directors: (i) individuals who on the Issue Date constituted the Board of Directors, and (ii) any new directors whose election to the Board of Directors or whose nomination for election by the Company's stockholders was approved by at least a majority of the directors then still in office either who were directors on the Issue Date or whose election or nomination for election was previously so approved; or

      (e) the Company is liquidated or dissolved or holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, any transaction or event or any series of transactions or events described in clause (c) of this definition in which:

(i) the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation, or

(ii) (A) at least 95% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common stock, ordinary shares or American Depository Shares, and any associated rights, traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or that will be so traded or quoted when issued or exchanged in connection with such transaction), and (B) as a result of such transaction, the consideration due upon conversion of the Securities shall be payable solely in shares of such common stock, ordinary shares or American Depository Shares, and any associated rights and cash for fractional shares, shall not constitute a Change in Control.

      "CLOSING SALE PRICE" on any date means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the U.S. principal national or regional securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so reported, as reported by Pink Sheets LLC or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of Common Stock.

      "COMMON STOCK" means the common stock, $0.15625 par value per share, of the Company, or such other Capital Stock of the Company into which the Company's common stock is reclassified or changed.

      "COMPANY" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

      Each of "COMPANY ORDER" and "COMPANY REQUEST" means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Senior Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "CONVERSION RATE" means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount, which Conversion Rate shall initially be 23.3596 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in ARTICLE X.

      "CONVERSION PRICE" means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

      "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in SECTION 11.02 or such other address as the Trustee may give notice of to the Company and the Holders.

      "CURRENT MARKET PRICE" shall mean the average of the Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of the date of determination and the day before the Ex Date with respect to the distribution requiring such computation.

      "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

      "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "EX DATE," means (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

      "FAIR MARKET VALUE" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

      "FUNDAMENTAL CHANGE" shall be deemed to occur upon the occurrence, on or after the Issue Date, of either a "Change in Control" or a "Termination of Trading."

      "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

      "INDEBTEDNESS" of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) that provide that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in CLAUSES (a) THROUGH (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in CLAUSES (a) THROUGH (g).

      "INDENTURE" means this Indenture as amended or supplemented from time to time.

      "INITIAL PURCHASERS" means UBS Securities LLC, Morgan Keegan & Company, Inc., First Albany Capital, Inc., Stanford Group Company and The Shemano Group, Inc.

      "ISSUE DATE" means September 27, 2005.

      "LIQUIDATED DAMAGES AMOUNT" has the meaning ascribed to such term in the Registration Rights Agreement.

      "MAKE-WHOLE FUNDAMENTAL CHANGE" means:

      (a) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange
Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company that falls within the description contained in clause (b) of this definition; or

      (b) any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of the Company's Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or cash.

Notwithstanding the foregoing, any transaction or event or any series of transactions or events described in clause (b) of this definition in which:

(i) at least 95% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common stock, ordinary shares or American Depository Shares, and any associated rights, traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or that will be so traded or quoted when issued or exchanged in connection with such transaction), and

(ii) as a result of such transaction, the consideration due upon conversion of the Securities shall be payable solely in shares of such common stock, ordinary shares or American Depository Shares, and any associated rights and cash for fractional shares, shall not constitute a Make-Whole Fundamental Change.

      "MATURITY DATE" means October 1, 2025.

      "OFFERING MEMORANDUM" the final offering memorandum of the Company, dated September 22, 2005, prepared in connection with the offering of the Securities.

      "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company.

      "OFFICER'S CERTIFICATE" means a certificate signed by an Officer of the Company.

      "OPINION OF COUNSEL" means a written opinion from legal counsel selected by the Company who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

      "OPTION" means the Initial Purchasers' option to acquire up to $11,250,000 aggregate principal amount of additional Securities ("ADDITIONAL SECURITIES") as provided for in the Purchase Agreement.

      "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

      "PUBLIC ACQUIRER COMMON STOCK" means common stock that is traded on a national securities exchange or quoted on the Nasdaq National Market or that will be so traded or quoted when issued or exchanged in connection with an event described in clause (b) of the definition of "Make-Whole Fundamental Change" (as such clause (b) is modified by the last paragraph of such definition).

      "PUBLIC ACQUIRER FUNDAMENTAL CHANGE" shall mean an acquisition of the Company pursuant to an event described in clause (b) of the definition of "Make-Whole Fundamental Change" (as such clause (b) is modified by the last paragraph of such definition), where the acquirer (or any entity that is a direct or indirect wholly owned Subsidiary of the acquirer or of which the acquirer is a direct or indirect wholly owned Subsidiary) has a class of Public Acquirer Common Stock.

      "PURCHASE AGREEMENT" means the Purchase Agreement dated September 21, 2005 among the Company and the Initial Purchasers.

      "PURCHASE NOTICE" means a Purchase Notice in the form set forth in the Securities.

      "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act.

      "REDEMPTION DATE" means the date specified for Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

      "REDEMPTION PRICE" means, with respect to a Security to be redeemed by the Company in accordance with ARTICLE III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof among the Company and the Initial Purchasers.

      "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RULE 144A" means Rule 144A promulgated under the Securities Act, as such rule may be amended and in effect from time to time.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES" means the 5.00% Convertible Senior Notes due 2025 issued by the Company pursuant to this Indenture.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "SIGNIFICANT SUBSIDIARY" with respect to any person means any Subsidiary of such person that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

      "SUBSIDIARY" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest entitled to vote in the election of directors, managers or trustees (or members of any other equivalent governing body) thereof.

      "TERMINATION OF TRADING" shall be deemed to occur if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor quoted on the Nasdaq National Market.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended and in effect from time to time.

      "TRADING DAY" for any security means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national or regional securities exchange, a day on which the New York Stock Exchange or such other national or regional securities exchange is open for business, or (y) if the applicable security is quoted on The National Association of Securities Dealers Automated Quotation System, a day on which trades may be made thereon, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

      "VOTING STOCK" of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.02  OTHER DEFINITIONS.

                   Term                                          Defined in Section
                   ----                                          ------------------
"ACQUIRER STOCK CONVERSION RIGHT ADJUSTMENT" .................         10.15
"ACQUISITION OF VOTING CONTROL" ..............................          3.09
"ADDITIONAL SECURITIES" ......................................          1.01
"AGGREGATE AMOUNT" ...........................................         10.06
"APPLICABLE INCREASE" ........................................         10.15
"APPLICABLE PRICE" ...........................................         10.15
"BANKRUPTCY LAW" .............................................          6.01
"CONVERSION AGENT" ...........................................          2.03
"CONVERSION DATE" ............................................         10.02
"CUSTODIAN" ..................................................          6.01
"EFFECTIVE DATE" .............................................         10.15
"EVENT OF DEFAULT" ...........................................          6.01
"EX DATE" ....................................................         10.06
"EXPIRATION DATE" ............................................         10.06
"EXPIRATION TIME" ............................................         10.06
"FUNDAMENTAL CHANGE NOTICE" ..................................          3.09
"FUNDAMENTAL CHANGE REPURCHASE DATE" .........................          3.09
"FUNDAMENTAL CHANGE REPURCHASE PRICE" ........................          3.09
"FUNDAMENTAL CHANGE REPURCHASE RIGHT" ........................          3.09
"GLOBAL SECURITY" ............................................          2.01
"LEGAL HOLIDAY" ..............................................         11.07
"MAKE-WHOLE CONSIDERATION" ...................................         10.15
"MAKE-WHOLE CONVERSION RATE ADJUSTMENT".......................         10.15
"NOTICE OF DEFAULT" ..........................................          6.01
"OPTION PURCHASE DATE" .......................................          3.08
"OPTION PURCHASE NOTICE" .....................................          3.08
"OPTION PURCHASE PRICE" ......................................          3.08
"PARTICIPANTS" ...............................................          2.15
"PAYING AGENT" ...............................................          2.03
"PERMITTED STRATEGIC TRANSACTION" ............................          3.09
"PHYSICAL SECURITIES" ........................................          2.01
"PURCHASE AT HOLDER'S OPTION" ................................          3.01
"PURCHASED SHARES" ...........................................         10.06
"REDEMPTION" .................................................          3.01
"REGISTRAR" ..................................................          2.03
"REPURCHASE UPON FUNDAMENTAL CHANGE" .........................          3.01
"RESALE RESTRICTION TERMINATION DATE" ........................          2.17
"RESTRICTED SECURITY" ........................................          2.16
"RIGHTS" .....................................................         10.06
"SPIN-OFF EX-DIVIDEND DATE" ..................................         10.06
"TRIGGER EVENT" ..............................................         10.07

1.03  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "COMMISSION" means the SEC;
      "INDENTURE SECURITIES" means the Securities;
      "INDENTURE SECURITY HOLDER" means a Securityholder or a Holder; "INDENTURE TO BE QUALIFIED" means this Indenture;
      "INDENTURE TRUSTEE" or
      "INSTITUTIONAL TRUSTEE" means the Trustee; and "OBLIGOR" on the indenture securities means the Company or any successor thereof.

      All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04  RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural and in the plural include the singular;

            (v) provisions apply to successive events and transactions;

            (vi) "close of business" on a date shall refer to 5:00 pm, New York City time, on such date;

            (vii) the term "INTEREST" includes Liquidated Damages Amounts, unless the context otherwise requires or unless the terms of the Registration Rights Agreement provide otherwise;

            (viii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

            (ix) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

                               II. THE SECURITIES

2.01  FORM AND DATING.

      The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided such notations, legends or endorsements are in form reasonably acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, in registered form, substantially in the form set forth in EXHIBIT A (the "GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the Restricted Securities Legend set forth in EXHIBITS B-1 and the legend set forth in B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided that in no event shall the aggregate principal amount of the Global Security or Securities exceed $75,000,000 (or $86,250,000 if the Initial Purchasers elect to purchase all of the Additional Securities pursuant to the Option).

      Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL SECURITIES") and, if applicable, bearing any legends required by
SECTION 2.17.

2.02  EXECUTION AND AUTHENTICATION.

      One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

      A Security's validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

      A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

      Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $75,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this SECTION 2.02. Upon receipt by the Trustee of an Officer's Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $11,250,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officer's Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $75,000,000 except as provided in this SECTION 2.02.

      Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities not bearing the Restricted Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.16(b).

      The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as the Registrar, Paying Agent, Conversion Agent or any co-Registrar to deal with the Company and its Affiliates.

      If a written order of the Company pursuant to this SECTION 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with SECTION 11.04 hereof and need not be accompanied by an Opinion of Counsel.

      The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.03  REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

      The Company shall maintain, or cause to be maintained, (i) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"); (ii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment ("PAYING AGENT"); and (iii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "REGISTRAR" includes any co-Registrar; the term "PAYING AGENT" includes any additional paying agent; and the term "CONVERSION AGENT" includes any additional conversion agent.

      If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to reasonable compensation therefor pursuant to SECTION 7.07.

      The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent and designates the Corporate Trust Office of the Trustee for the purposes enumerated in the first paragraph of this SECTION 2.03.

2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

      Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys and, if applicable, other property held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money and, if applicable, other property held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money and, if applicable, other property held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money and, if applicable, other property. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money and, if applicable, other property held by it as Paying Agent.

2.05  SECURITYHOLDER LISTS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall (i) furnish to the Trustee on or before each interest payment date, a list of the names and addresses of Securityholders appearing on the security register of the Registrar; and (ii) furnish, within thirty (30) days after the receipt by the Company of such request, to the Trustee, at such other times as the Trustee reasonably may request in writing, a list of similar form and content, which list shall be as of a date not more than fifteen (15) days before the date such list is furnished.

2.06  TRANSFER AND EXCHANGE.

      Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request or upon the Trustee's receipt of a Company Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) for a period of fifteen (15) days before selecting, pursuant to SECTION 3.03, Securities to be redeemed or (ii) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.04 and ending at the close of business on the day of such mailing or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

      No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTIONS 2.10, 9.05 or 10.02, or ARTICLE III, not involving any transfer.

2.07  REPLACEMENT SECURITIES.

      If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, issue and the Trustee, upon receipt of a Company Order therefor, shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, the Trustee or the Company may require the Holder of such Security to deliver, prior to the issuance and authentication of a replacement Security, an indemnity bond that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee and any Registrar, Paying Agent, Conversion Agent or co-Registrar (if different than the Trustee) from any loss that any of them may suffer if such Security is replaced. The Company and the Trustee may charge such Holder for their expenses (including taxes or governmental charges incurred) in replacing a Security.

      In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable (whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder's Option or on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change), the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

      Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.08.

2.08  OUTSTANDING SECURITIES.

      Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding.

      If a Security is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent (other than the Company) holds on an Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder's Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, payable as herein provided upon Purchase at Holder's Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, in accordance with this Indenture.

      If a Security is converted in accordance with ARTICLE X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security.

2.09  SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

      (a) In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any request, demand, direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such request, demand, direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be considered to be outstanding for purposes of this SECTION 2.09 if the pledgee establishes, to the reasonable satisfaction of the Trustee, the pledgee's right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. The Trustee may rely on the advice of counsel or on an Officer's Certificate in order to be reasonably satisfied that the pledgee has established the foregoing.

      (b) Any Securities or shares of Common Stock issued upon the conversion of Securities that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144 under the Securities Act).

2.10  TEMPORARY SECURITIES.

      Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon its receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

2.11  CANCELLATION.

      The Company at any time may deliver Securities (which the Company may have duly acquired in any manner whatsoever) to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for

Redemption, Purchase at Holder's Option, Repurchase Upon Fundamental Change, transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment (whether at maturity, upon Redemption, upon a Purchase at Holder's Option, or upon a Repurchase Upon Fundamental Change), conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to ARTICLE X. All cancelled Securities held by the Trustee shall be destroyed, and certification of their destruction shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

2.12  DEFAULTED INTEREST.

      If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen
(15) calendar days before such record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid, and the Company shall cause any such defaulted interest (plus interest on such defaulted interest) to be paid to Holders of record of each applicable Security at 5:00 p.m., New York City time, on such record date. Upon such due payment in full, such defaulted interest (plus interest on such defaulted interest) shall no longer be payable pursuant to this SECTION 2.12.

2.13  CUSIP NUMBERS.

      The Company in issuing the Securities may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14  DEPOSIT OF MONEYS AND PROPERTY.

      Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on such date, and, if applicable as provided herein, such other consideration, sufficient to make cash payments and deliver such other consideration, if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be. The Paying Agent shall remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be. If, pursuant to SECTION 4.01 hereof and PARAGRAPH 3 of the Securities, payment shall be made to Holders by check, then such deposit shall be made in such manner as will permit such remittance to be made by check drawn upon a bank in the city in which the Paying Agent's principal office, or the Corporate Trust Office of the Trustee, shall be located.

2.15  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

      (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in
SECTION 2.16(a).

      Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

      (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

      (c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to SECTION 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

      (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.15(b) shall, except as otherwise provided by SECTION 2.16, bear the Restricted Securities Legend.

      (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Securities.

2.16  SPECIAL TRANSFER PROVISIONS.

      (a) Notwithstanding any other provisions of this Indenture, but except as provided in SECTION 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Each Global Security shall bear the legend set forth in Exhibit B-2.

      (b) Every Security that bears or is required under this SECTION 2.16(b) to bear the restricted securities legend set forth in Exhibit B-1 (the "RESTRICTED SECURITIES LEGEND"), and any Common Stock that bears or is required under this
SECTION 2.16(b) to bear the common stock legend set forth in Exhibit B-1 (the "COMMON STOCK LEGEND") (collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in the Restricted Securities Legend or the Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Securities holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this SECTION 2.16(b), the term "TRANSFER" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

      Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Security, shall bear a Restricted Securities Legend or a Common Stock Legend, as the case may be, unless such Security or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

      Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Security Legend set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend. If the Restricted Security surrendered for exchange is represented by a Global Security bearing the Restricted Security Legend, the principal amount of the legended Global Security shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Restricted Security Legend shall be increased by an equal principal amount. If a Global Security without the Restricted Security Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Security to the Depositary.

      Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Common Stock Legend required by this SECTION 2.16.

      (c) By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

2.17  RANKING

      The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future indebtedness of the Company that, by its terms, is made subordinate to senior indebtedness of the Company.

                         III. REDEMPTION AND REPURCHASE

3.01  RIGHT OF REDEMPTION.

      (a) Redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

            (i) with respect to a repurchase at the Company's option, in accordance with PARAGRAPHS 6 AND 7 of the Securities (a "REDEMPTION"),

            (ii) with respect to a repurchase at the Holder's option, in accordance with PARAGRAPH 8 of the Securities (a "PURCHASE AT HOLDER'S OPTION") and

            (iii) with respect to any repurchase upon a Fundamental Change, in accordance with PARAGRAPH 9 of the Securities (a "REPURCHASE UPON FUNDAMENTAL CHANGE"),

      in each case in accordance with the applicable provisions of this ARTICLE III.

      (b) The Company will comply with all applicable federal and state securities laws, and any applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this ARTICLE III.

      (c) (i) The Company shall not have the right to redeem any Securities prior to October 6, 2008.

            (ii) The Company shall have the right, at the Company's option, at any time, and from time to time, on or after October 6, 2008, and prior to October 1, 2010, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price, if the Closing Sale Price of the Common Stock has exceeded 130% of the Conversion Price for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period ending on the Trading Day prior to the date of mailing of the relevant notice of Redemption.

            (iii) The Company shall have the right, at the Company's option, at any time, and from time to time, on or after October 1, 2010, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price, irrespective of the Closing Sale Price of the Common Stock.

      (d) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.02  NOTICES TO TRUSTEE.

      If the Company elects to redeem Securities pursuant to PARAGRAPH 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with SECTION 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

3.03  SELECTION OF SECURITIES TO BE REDEEMED.

      If the Company has elected to redeem less than all the Securities pursuant to PARAGRAPH 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in SECTION 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers reasonably fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

      The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part. The Registrar need not issue, authenticate, register the transfer of or exchange any Security for a period of fifteen (15) days before selecting, pursuant to this SECTION 3.03, Securities to be redeemed.

3.04  NOTICE OF REDEMPTION.

      At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

      The notice of Redemption shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) the Conversion Rate and the Conversion Price;

            (iv) the names and addresses of the Paying Agent and the Conversion Agent;

            (v) that the right to convert the Securities called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price payable as herein provided upon Redemption;

            (vi) that Holders who want to convert Securities must satisfy the requirements of ARTICLE X;

            (vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

            (viii) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price payable as herein provided upon Redemption;

            (ix) that, unless there shall be a Default in the payment of the Redemption Price payable as herein provided upon Redemption, interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, such Securities will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the Redemption Price; and

            (x) the CUSIP number or numbers, as the case may be, of the Securities.

      The right, pursuant to ARTICLE X, to convert Securities called for Redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price payable as herein provided upon Redemption.

      At the Company's request, upon reasonable prior notice, the Trustee shall mail the notice of Redemption to each Holder whose Securities are to be redeemed in the Company's name and at the Company's expense; provided, however, that the form and content of such notice shall be approved in advance by the Company.

3.05  EFFECT OF NOTICE OF REDEMPTION.

      Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the Redemption Price and, on and after such Redemption Date (unless there shall be a Default in the payment of the Redemption Price), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with the next sentence, the Redemption Price. Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Redemption Price.

      Notwithstanding the foregoing, if a Redemption Date falls after a record date and on or prior to the corresponding interest payment date, the Company shall pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding record date, and the Redemption Price will be 100% of the principal amount of the Securities to be redeemed in connection with such Redemption.

      If any Security shall not be fully and duly paid upon surrender thereof for Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from, and including, the Redemption Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

      Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of any such acceleration.

3.06  DEPOSIT OF REDEMPTION PRICE.

      Prior to 11:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.07  SECURITIES REDEEMED IN PART.

      Any Security to be submitted for Redemption only in part shall be delivered pursuant to SECTION 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing). Upon receipt of such Security together with any such required endorsements or transfer instruments, the Company shall execute, and the Trustee shall, upon its receipt of a Company Order therefor, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

      If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

3.08  PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

      (a) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to PARAGRAPH 8 of the Securities on October 1, 2010, October 1, 2015 and October 1, 2020 (each, an "OPTION PURCHASE DATE"), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date (the "OPTION PURCHASE PRICE") (provided, however, that any such accrued and unpaid interest shall be paid not to the Holder submitting the relevant Security for purchase on the Option Purchase Date but instead to the Holder of record at the close of business on the corresponding record date), upon:

            (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice (as defined below), by such Holder, at any time from 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities, duly completed and signed, with appropriate signature guarantee, stating:

                  (a) the certificate number(s) of the Securities that the
            Holder will deliver to be purchased, if such Securities are in the form of Physical Securities;

                  (b) the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and

                  (c) that such principal amount of Securities are to be
            purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in PARAGRAPH 8 of the Securities and in this Indenture; and

            (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice (as defined below), at any time after delivery of such Purchase Notice, of such Securities (such Securities to conform in all material respects to the description thereof in the related Option Purchase Notice(as defined below)), together with all necessary endorsements, such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor payable as herein provided upon Purchase at Holder's Option.

      If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

      Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled, upon reasonable request, to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

      Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this SECTION 3.08(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice (as defined below) shall have the right to withdraw such Purchase Notice by delivery, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.08(b)(vii).

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (b) The Company shall give notice (the "OPTION PURCHASE NOTICE") on a date not less than twenty (20) Business Days prior to each Option Purchase Date to all Holders at their addresses shown in the register of the Registrar and to beneficial owners as required by applicable law. Such notice shall state:

            (i) the Option Purchase Price and the Conversion Rate;

            (ii) the names and addresses of the Paying Agent and the Conversion Agent;

            (iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.08 or if there shall be a Default in the payment of such Option Purchase Price payable as herein provided upon Purchase at Holder's Option;

            (iv) that Securities must be surrendered (together with any necessary endorsements) to the Paying Agent to collect payment of the Option Purchase Price payable as herein provided upon Purchase at Holder's Option;

            (v) that the Option Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid no more than three (3) Business Days, following the later of such Option Purchase Date or the time of delivery of the Security as described in CLAUSE (iv) above;

            (vi) the procedures the Holder must follow to exercise rights under this SECTION 3.08 (including the name and address of the Paying Agent) and a brief description of those rights;

            (vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder's Option, (III) the certificate number of such Securities to be so withdrawn (if such Securities are in the form of Physical Securities), (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this SECTION 3.08, which amount must be $1,000 or an integral multiple thereof;

            (viii) that, on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of such Option Purchase Price), interest on Securities subject to Purchase at Holder's Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with this SECTION 3.08, the Option Purchase Price; and

            (ix) the CUSIP number or numbers, as the case may be, of the Securities.

      At the Company's request, upon reasonable prior notice, the Trustee shall mail such Option Purchase Notice in the Company's name and at the Company's expense; provided, however, that the form and content of such Option Purchase Notice shall be approved in advance by the Company.

      No failure of the Company to give an Option Purchase Notice shall limit any Holder's right pursuant hereto to exercise its rights to require the Company to purchase such Holder's Securities pursuant to a Purchase at Holder's Option.

      (c) Subject to the provisions of this SECTION 3.08, the Company shall pay, or cause to be paid, the Option Purchase Price with respect to each Security subject to Purchase at Holder's Option to the Holder of record thereof no more than three (3) Business Days, following the later of the applicable Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent.

      (d) Prior to 11:00 A.M., New York City time on the applicable Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the applicable Option Purchase Date, sufficient to pay the Option Purchase Price of all of the Securities that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder's Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

      (e) Once the Purchase Notice has been duly delivered in accordance with this SECTION 3.08, the Securities to be purchased pursuant to the Purchase at Holder's Option shall, on the applicable Option Purchase Date, become due and payable at the Option Purchase Price applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Option Purchase Price), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this SECTION 3.08, the Option Purchase Price.

      (f) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.08 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.08 or if there shall be a Default in the payment of the Option Purchase Price payable as herein provided upon Purchase at Holder's Option.

      (g) If any Security shall not be paid upon surrender thereof for Purchase at Holder's Option, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from, and including, the applicable Option Purchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to
ARTICLE X.

      (h) Any Security that is to be submitted for Purchase at Holder's Option only in part shall be delivered pursuant to this SECTION 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder's Option.

      (i) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.08 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Option Purchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of any such acceleration.

      (j) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the applicable Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

3.09  REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

      (a) In the event any Fundamental Change shall occur, each Holder of Securities shall have the right (the "FUNDAMENTAL CHANGE REPURCHASE RIGHT"), at such Holder's option, to require the Company to repurchase all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which Fundamental Change Repurchase Date shall be not less than twenty (20) nor more than thirty-five (35) Business Days after the date the Fundamental Change Notice (as defined below) is mailed in accordance with
SECTION 3.09(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"), upon:

            (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities, duly completed and signed, with appropriate signature guarantee, stating:

                  (a) the certificate number(s) of the Securities that the
            Holder will deliver to be repurchased, if such Securities are in the form of Physical Securities;

                  (b) the principal amount of Securities to be repurchased,
            which must be $1,000 or an integral multiple thereof; and

                  (c) that such principal amount of Securities are to be
            repurchased pursuant to the terms and conditions specified in PARAGRAPH 9 of the Securities and in this Indenture; and

            (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (such Securities to conform in all material respects to the description thereof in the related Purchase Notice), together with all necessary endorsements, with respect to which the Fundamental Change Repurchase Right is being exercised, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor payable as herein provided upon Repurchase Upon Fundamental Change.

      Notwithstanding the foregoing, if a Fundamental Change Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, the Company shall pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding record date, and the Fundamental Change Repurchase Price will be 100% of the principal amount of the Securities repurchased in connection with such Fundamental Change.

      If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

      Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled, upon request, to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

      Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this SECTION 3.09(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.09(b)(xi).

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (b) Within fifteen (15) days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the "FUNDAMENTAL CHANGE NOTICE") of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall issue the Fundamental Change Notice in a press release through a public medium that is customary for such press releases and publish the Fundamental Change Notice on the Company's website, or another comparable public medium that the Company uses at that time.

      Each Fundamental Change Notice shall state:

            (i) the events causing the Fundamental Change;

            (ii) the date of such Fundamental Change;

            (iii) the Fundamental Change Repurchase Date;

            (iv) the date by which the Fundamental Change Repurchase Right must be exercised;

            (v) the Fundamental Change Repurchase Price;

            (vi) the names and addresses of the Paying Agent and the Conversion Agent;

            (vii) a description of the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

            (viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities (together with all necessary endorsements) must be surrendered for payment of the Fundamental Change Repurchase Price payable as herein provided upon Repurchase Upon Fundamental Change;

            (ix) that the Fundamental Change Repurchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid no more than three (3) Business Days, following the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in CLAUSE
      (viii) above;

            (x) that, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of such Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities (together with all necessary endorsements), the Fundamental Change Repurchase Price;

            (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder,
      (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number of such Securities to be so withdrawn (if such Securities are in the form of Physical Securities), (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this
      SECTION 3.09, which amount must be $1,000 or an integral multiple thereof;

            (xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

            (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price payable as herein provided upon Repurchase Upon Fundamental Change; and

            (xiv) the CUSIP number or numbers, as the case may be, of the Securities.

      At the Company's request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company's name and at the Company's expense; provided, however, that the form and content of such Fundamental Change Notice shall be approved in advance by the Company.

      No failure of the Company to give a Fundamental Change Notice shall limit any Holder's right pursuant hereto to exercise a Fundamental Change Repurchase Right.

      (c) Subject to the provisions of this SECTION 3.09, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no more than three (3) Business Days, following the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent.

      (d) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price of all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

      (e) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this SECTION 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable at the Fundamental Change Repurchase Price applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this SECTION 3.09, the Fundamental Change Repurchase Price.

      (f) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.09 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price payable as herein provided upon Repurchase Upon Fundamental Change.

      (g) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, from, and including, the Fundamental Change

Repurchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to
ARTICLE X.

      (h) Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this SECTION 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

      (i) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.09 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of any such acceleration.

      (j) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

3.10  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

      In connection with a Redemption of Securities, the Company may arrange, in lieu of Redemption, for the purchase and conversion of any Securities called for Redemption by an agreement with one or more investment banks or other purchasers to purchase all or a portion of such Securities by paying, on or before 11:00 A.M., New York City time on the Redemption Date, to the Paying Agent in trust for the Holders whose Securities are to be so purchased, an amount of money, in funds immediately available on the Redemption Date, that, together with any amounts deposited with the Paying Agent by the Company for Redemption of such Securities, is not less than the aggregate Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this ARTICLE III, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in ARTICLE X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for Redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the

Company for the Redemption of Securities. Without the prior written consent of the Trustee and the Paying Agent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee or Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Trustee and Paying Agent from, and hold them harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the incurred costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture except to the extent arising from their bad faith, willful misconduct or negligence.

                                 IV. COVENANTS

4.01  PAYMENT OF SECURITIES.

      The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture, which amounts, if payable hereunder in cash, shall be paid (A) in the case of a Global Security, by wire transfer of immediately available funds to the account specified by the Holder hereof; or (B) in the case a Physical Security held by a Holder who is the record holder of more than five million dollars ($5,000,000) aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if no such account is specified, or if such Security is not a Global Security held by a Holder who is the record holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to such Holder's address shown in the register of the Registrar. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with
SECTION 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

      The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02  MAINTENANCE OF OFFICE OR AGENCY.

      The Company will maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain, or cause to be maintained, an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with SECTION 2.03.

4.03  RULE 144A INFORMATION AND ANNUAL REPORTS.

      (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or shares of Common Stock issuable upon conversion thereof shall, at such time, constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

      (b) The Company shall, in accordance with TIA Section 314(a), deliver to the Trustee, such annual reports, information, documents and other reports required to be filed with the SEC, copies of the Company's annual reports (which shall contain audited financial statements of the Company) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any such information, documents or reports required to be filed with the SEC shall be delivered to the Trustee within thirty (30) days after the same is so required to be filed with the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Holder, within thirty
(30) calendar days after the date the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports filed with the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations that would be so required. The Company also shall comply with the other provisions of TIA Section 314(a).

4.04  COMPLIANCE CERTIFICATE.

      The Company shall deliver to the Trustee, within one hundred and twenty
(120) calendar days after the end of each fiscal year of the Company, an Officer's Certificate stating whether or not the signatory to such Officer's Certificate has actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatory does know of any such Default or Event of Default, then such certificate shall describe such Default or Event of Default and its status.

4.05  STAY, EXTENSION AND USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.06  CORPORATE EXISTENCE.

      Subject to ARTICLE V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary of the Company, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary of the Company, if in the good faith judgment of the Board of Directors the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

4.07  NOTICE OF DEFAULT.

      Upon the Company's becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

4.08  FURTHER INSTRUMENTS AND ACTS.

      Upon the reasonable written request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.

                                 V. SUCCESSORS

5.01  WHEN COMPANY MAY MERGE, ETC.

      The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless:

      (a) either:

            (i) such transaction or series of related transactions shall be a merger or consolidation where the Company shall be the surviving corporation; or

            (ii) the surviving, resulting or transferee person both (A) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; and (B) assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

      (b) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall exist.

      The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon (i) such Officer's Certificate as to the absence of Defaults and Events of Default and (ii) a certificate of the appropriate official of the jurisdiction in which any such surviving, resulting or transferee person is organized certifying that such person is a corporation organized in such jurisdiction) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this ARTICLE V and with ARTICLES IX AND X and that all conditions precedent herein provided to such transaction have been satisfied.

5.02  SUCCESSOR SUBSTITUTED.

      Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall, except in the case of a lease, be substituted for, may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

                           VI. DEFAULTS AND REMEDIES

6.01  EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" occurs if:

            (i) the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder's Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

            (ii) the Company defaults in the payment of an installment of interest or any Liquidated Damages Amount on any Security when due, if such failure continues for thirty (30) days after the date when due;

            (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder's conversion rights pursuant hereto;

            (iv) the Company fails to provide a Fundamental Change Notice within 15 days after the occurrence of a Fundamental Change, as required by the provisions of this Indenture;

            (v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

            (vi) failure by the Company or any of its Subsidiaries to pay when due at maturity, or a default that results in the acceleration of, any Indebtedness of the Company or its Subsidiaries (other than Indebtedness that is nonrecourse to the Company or any of its Subsidiaries) in an aggregate amount of $10,000,000 or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities then outstanding has been received by the Company;

            (vii) the Company or any of its Subsidiaries fails to pay any final judgments in excess of $10,000,000 in the aggregate and such judgments remain outstanding for a period of 15 days and are not discharged, bonded, waived or stayed within 15 days after the Trustee notifies the Company by written notice (or Holders of at least twenty five (25%) in principal amount of then outstanding Securities notify the Company and the Trustee by written notice);

            (viii) the Company or any of its Significant Subsidiaries (or, within any period of one (1) year, each of two (2) or more Subsidiaries that, in the aggregate, would constitute a Significant Subsidiary of the Company), pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors; or

            (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any of its
            Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries insolvent or bankrupt,

                  (B) appoints a Custodian of the Company or any of its
            Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or

                  (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

      and, in the case of each of the foregoing clauses (A), (B) and (C) of this
      SECTION 6.01(ix), the order or decree remains unstayed and in effect for at least thirty (30) consecutive days (provided, that there shall be deemed to occur an Event of Default pursuant to this SECTION 6.01(ix) if, during any single period of thirty (30) consecutive days, there shall have remained unstayed any one or more such orders or decrees with respect to two (2) or more Subsidiaries that, in the aggregate, would constitute a Significant Subsidiary of the Company).

      The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or U.S. State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      A Default under CLAUSE (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within thirty (30) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT." If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for every purpose under this Indenture.

6.02  ACCELERATION.

      If an Event of Default (excluding an Event of Default specified in SECTION 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in SECTION 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the principal of, and any accrued and unpaid interest, if any, and any premium on, all Securities to be immediately due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest (including any Liquidated Damages Amount) on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(viii) or
(ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and any premium and accrued and unpaid interest (including any Liquidated Damages Amount) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee and the Company may rescind or annul an acceleration and its consequences if (A) the rescission would not violate any governmental or court order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under SECTION 7.07 have been paid.

6.03  OTHER REMEDIES.

      Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04  WAIVER OF PAST DEFAULTS.

      Subject to SECTIONS 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or any Liquidated Damages Amount on, any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Fundamental Change Repurchase Price, (B) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under SECTION 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for every purpose of this indenture; provided, however, that no waiver of a Default or Event of Default shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This SECTION 6.04 shall be in lieu of TIA Section 316(a)(1)(B), and, as permitted by the TIA, TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture.

6.05  CONTROL BY MAJORITY.

      The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. This SECTION 6.05 shall be in lieu of TIA
Section 316(a)(1)(A), and, as permitted by the TIA, TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture.

6.06  LIMITATION ON SUITS.

      Except as provided in SECTION 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

            (iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

            (v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

      A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

      Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.

6.08  COLLECTION SUIT BY TRUSTEE.

      If an Event of Default specified in SECTION 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09  TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

      The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
SECTION 7.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10  PRIORITIES.

      If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

      First:      to the Trustee for amounts due under SECTION 7.07;

      Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

      Third:      the balance, if any, to the Company.

      The Trustee, upon prior written notice to the Company and with the Company's prior written consent, may fix a record date and payment date for any payment by it to Securityholders pursuant to this SECTION 6.10. After the Trustee has provided prior written notice to the Company, and at least fifteen
(15) days before each such record date, with the Company's prior consent, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11  UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

                                  VII. TRUSTEE

7.01  DUTIES OF TRUSTEE.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) Without limiting SECTION 7.01(b), the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this SECTION 7.01.

      (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability, except the Trustee's bad faith, negligence or willful misconduct. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds, as directed by the Company or as required by law, and shall be invested by the Trustee pursuant to the written instructions of the Company reasonably satisfactory to the Trustee; provided, however, that the Trustee shall have no liability hereunder with respect to any such investment, other than by reason of the willful misconduct or negligence of the Trustee; provided, further that in no event shall the Trustee be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) with respect to such investments, even if the Trustee has been advised of the likelihood of such loss or damage; provided, further that nothing in this SECTION 7.01(e) shall affect the Company's obligations to make all payments due under the Securities.

7.02  RIGHTS OF TRUSTEE.

      (a) Subject to SECTION 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours of the Company to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

      (b) Before the Trustee acts or refrains from acting, it may reasonably require an Officer's Certificate and/or an Opinion of Counsel that conforms to the requirements of SECTION 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

      (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

      (d) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company), and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

      (f) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

      (G) Except with respect to SECTION 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in ARTICLE IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to SECTIONS 6.01(i) or (ii) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under ARTICLE IV (other than SECTIONS
4.04 and 4.07) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer's Certificates).

      (H) Subject to SECTION 7.01(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

      (J) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

7.03  INDIVIDUAL RIGHTS OF TRUSTEE.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Registrar, Paying Agent, Conversion Agent or co-Registrar may do the same with like rights. The Trustee, however, must comply with SECTIONS 7.10 and 7.11.

7.04  TRUSTEE'S DISCLAIMER.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company's use of the proceeds from the Securities, for the Company's performance hereunder or for the Company's representations and warranties contained herein; and the Trustee shall not be responsible for any statement in the Securities (other than the Trustee's certificate of authentication), any shelf registration statement related to the Securities (other than any statement of eligibility executed by the Trustee and filed with any such shelf registration statement pursuant to Item 601(b)(25) of Regulation S-K promulgated under the Securities
Act) or any other offering document related to the Securities.

7.05  NOTICE OF DEFAULTS.

      If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall provide written notice to the Company of such Default or Event of Default and shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after the Trustee has received such notice or after such Responsible Officer shall have acquired such actual knowledge, whichever is earlier, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

7.06  REPORTS BY TRUSTEE TO HOLDERS.

      Within sixty (60) days after each May 15, beginning with May 15, 2006, the Trustee shall mail to each Securityholder, pursuant to SECTION 11.02, if required by TIA Section 313(a) a brief report dated as of such May 15 that complies with TIA Section 313.

      A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

7.07  COMPENSATION AND INDEMNITY.

      The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and reasonable out-of-pocket expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

      To secure the Company's payment obligations in this SECTION 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

      The indemnity obligations of the Company with respect to the Trustee provided for in this SECTION 7.07 shall survive any resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

      When the Trustee incurs reasonable expenses or renders reasonable services after an Event of Default specified in SECTION 6.01(viii) or (ix) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08  REPLACEMENT OF TRUSTEE.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.08.

      The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

            (i) the Trustee fails to comply with SECTION 7.10;

            (ii) the Trustee is adjudged a bankrupt or an insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with SECTION 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in SECTION 7.07.

7.09  SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10  ELIGIBILITY; DISQUALIFICATION.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, which Trustee (A) is authorized under such laws to exercise corporate trust powers, (B) is subject to supervision or examination by federal, state or District of Columbia authorities and (C) has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). This Indenture shall at all times have a Trustee that satisfies the requirements of TIA Section 310(a)(5).

7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                          VIII. DISCHARGE OF INDENTURE

8.01  TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

      This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to SECTION 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder's Option, Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to SECTION 2.07 hereof) on the Maturity Date or an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 3.05, 3.08,
3.09, 4.01, 4.02, 4.05, 7.07 and 7.08 and ARTICLES VIII and X shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02  APPLICATION OF TRUST MONEY.

      The Trustee shall hold in trust all money and other consideration deposited with it pursuant to SECTION 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of the amounts due on the Securities.

8.03  REPAYMENT TO COMPANY.

      The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money held by them at any time. In addition, the Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company, upon the written request of the Company, any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or any Liquidated Damages Amount on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, reasonably cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, in accordance with
SECTION 11.02, notice stating that
such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

8.04  REINSTATEMENT.

      If the Trustee or Paying Agent is unable to apply any money or other consideration in accordance with SECTIONS 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS
8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or other consideration in accordance with SECTIONS 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                 IX. AMENDMENTS

9.01  WITHOUT CONSENT OF HOLDERS.

      The Company, with the consent of the Trustee, which consent shall not be unreasonably withheld, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

            (i) to comply with SECTIONS 5.01 and 10.12 and, in accordance with
      Section 10.15(f), to give effect to an election, pursuant to such Section 10.15(f), by the Company to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change;

            (ii) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

            (iii) to secure the obligations of the Company in respect of the Securities;

            (iv) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

            (v) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

            (vi) to add additional events that shall constitute Event of Defaults hereunder;

            (vii) to provide for a successor Trustee in accordance herewith;

            (viii) if, at any time, the Securities are in the form of Physical Securities, to provide for such Securities to be held as Global Securities in addition to or in place of such Physical Securities; and

            (ix) to provide for the issuance of Additional Securities in connection with the exercise by the Initial Purchasers of the Option to purchase up to an additional $11,250,000 aggregate principal amount of Securities.

      In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder in any material respect; provided, that the Trustee upon reasonable request to the Company shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to whether any such cure does not individually or in the aggregate adversely affect the rights of any Holder in any material respect.

      The Company and the Trustee may also enter into a supplemental indenture without the consent of the Holders of the Securities to add or modify any other provisions with respect to matters or questions arising under this Indenture that the Company and the Trustee may deem necessary or desirable and that will not adversely affect the interests of the Holders of the Securities in any material respect; provided that any addition or modification made solely to conform the provisions of this Indenture to the "Description of notes" in the Offering Memorandum shall not be deemed to adversely affect the interests of any Holder in any material respect.

9.02  WITH CONSENT OF HOLDERS.

      The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to SECTIONS 6.04 AND 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, may not:

            (a) change the Maturity Date of the principal of, or the payment date of any installment of interest or any premium on, any Security;

            (b) reduce the principal amount of, or any premium, interest or any Liquidated Damages Amount on, any Security;

            (c) change the place or currency of payment of principal of, or any premium, interest or any Liquidated Damages Amount on, any Security;

            (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

            (e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to ARTICLE III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

            (f) modify the provisions of SECTION 2.17 in a manner adverse to Holders;

            (g) adversely affect the right of Holders to convert Securities in accordance with ARTICLE X;

            (h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

            (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

            (j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

      Promptly after an amendment, supplement or waiver under SECTION 9.01 or this SECTION 9.02 becomes effective, the Trustee shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Trustee to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

      It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03  COMPLIANCE WITH TRUST INDENTURE ACT.

      Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.04  REVOCATION AND EFFECT OF CONSENTS.

      If the Company shall solicit from the Holders a consent to any amendment or supplement to the Indenture or any waiver hereunder, in each case in accordance herewith, the Company may, but shall not be obligated to, establish a record date for the purpose of determining the Holders of record entitled to give such consent; provided, however, that (i) such record date shall not be more than fifteen (15) days prior to the first solicitation of such consent, and
(ii) at least fifteen (15) days prior to such record date, the Company shall, in accordance with SECTION 11.02, mail, or cause to be mailed, by first class mail a notice of such record date to each Holder and shall publicly announce through a public medium that is customary for such announcements, such record date. If a record date is so fixed in accordance herewith, then (A) only the Holders of record at 5:00 p.m., New York City time, on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have consented to such amendment, supplement or waiver, and for that purpose the outstanding Securities shall be computed as of such record date; and (B) those persons who were Holders as of 5:00 p.m., New York City time, on such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not any such person continues to be a Holder after such record date; provided, however, that no such consent by the Holders on such record date shall be effective unless the applicable amendment, supplement or waiver shall become effective pursuant to the provisions hereof no later than six (6) months after such record date.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder (including subsequent Holders).

      Nothing in this SECTION 9.04 shall impair the Company's rights pursuant
SECTION 9.01(i) to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such SECTION 9.01(i).

9.05  NOTATION ON OR EXCHANGE OF SECURITIES.

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06  TRUSTEE PROTECTED.

      The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this ARTICLE IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this ARTICLE IX that adversely affects the Trustee's rights, duties, liabilities or immunities. The Trustee shall be entitled to receive upon reasonable request and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

9.07  EFFECT OF SUPPLEMENTAL INDENTURES.

      Upon the due execution and delivery of any supplemental indenture in accordance with this ARTICLE IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in SECTIONS 9.02 AND 9.04, every Holder of Securities shall be bound thereby.

                                 X. CONVERSION

10.01 CONVERSION PRIVILEGE.

      (a) Subject to the provisions of ARTICLE III, the Securities shall be convertible into shares of Common Stock in accordance with this ARTICLE X at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, upon the satisfaction of the conditions set forth in the second paragraph of PARAGRAPH 10 of the Securities.

      (b) The initial Conversion Rate shall be 23.3596 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with SECTIONS 10.06 THROUGH 10.15.

      (c) A Holder may convert a portion of the principal amount of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

10.02 CONVERSION PROCEDURE.

      (a) To convert a Security, a Holder must satisfy the requirements of PARAGRAPH 10 of the Securities. No later than the third (3rd) Business Day immediately following the date (the "CONVERSION DATE") on which the Holder satisfies all those requirements, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion, as provided in PARAGRAPH 10 of the Securities, and a check for the amount of cash payable in lieu of any fractional share. Immediately before the close of business on the Conversion Date, and thereafter, the person in whose name such certificate is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of the Security to be converted shall terminate, other than the right to receive the shares of Common Stock and cash deliverable as provided in the preceding sentence. A

Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock, or is deemed to be a stockholder of record of the Company, as provided in this SECTION 10.02(a), and then only to the extent such Securities are deemed to have been so converted or such Holder is so deemed to be a stockholder of record.

      If a Security is duly surrendered for conversion in accordance herewith, the Company shall have fully satisfied its obligations with respect to such Security once the Company shall have duly delivered or paid, as the case may be, in accordance herewith, both (i) the shares of Common Stock, together with any cash payment for fractional shares, due hereunder upon such conversion; and (ii) if such Security shall have been surrendered for such conversion after the close of business on the record date for the payment pursuant hereto of an installment of interest but before the related interest payment date, such installment of interest.

      (b) Except as provided in the Securities or in this ARTICLE X, no payment or adjustment will be made for accrued interest on, or any Liquidated Damages Amount with respect to, a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required (i) if the Company has specified a Redemption Date that is after a record date but on or prior to the next interest payment date, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a record date but on or prior to the next interest payment date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

      (c) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion shall be based on the total principal amount of all Securities converted.

      (d) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

10.03 FRACTIONAL SHARES.

      The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Conversion Date.

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

10.04 TAXES ON CONVERSION.

      If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder's name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder's name until the Conversion Agent receives a sum sufficient to pay any tax or duty that will be due because such shares are to be issued in a name other than such Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.05 COMPANY TO PROVIDE STOCK.

      The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock. The shares of Common Stock due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary's customary practices.

      All shares of Common Stock that may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

      The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is then listed or quoted, as the case may be.

10.06 ADJUSTMENT OF CONVERSION RATE.

      The Conversion Rate shall be subject to adjustment from time to time as follows:

            (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or
      (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination by the number of shares of Common Stock that a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this SECTION 10.06(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

            (b) If the Company shall dividend or distribute rights or warrants to all holders of Common Stock, entitling them, for a period expiring not more than forty-five (45) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the Current Market Price per share of Common Stock on the declaration date for such dividend or distribution, then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at a price equal to the Current Market Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution. Such increase shall become effective immediately prior to the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. Notwithstanding the foregoing, the Company shall not be required to make an adjustment to the Conversion Rate pursuant to this SECTION 10.06(b) on account of a distribution of rights (whether by distribution of separate certificates representing such rights or otherwise) that are distributed pursuant to a stockholders' rights plan. In no event shall the Conversion Rate be decreased pursuant to this SECTION 10.06(b).

            (c) In case the Company shall dividend or distribute to all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with SECTIONS 10.06(d)), or shall dividend or distribute to all holders of Common Stock rights or warrants to subscribe for or purchase securities of the Company (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with SECTION 10.06(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such dividend or distribution by a fraction the numerator of which shall be the Current Market Price of the Common Stock on such record date, and the denominator of which shall be the Current Market Price of the Common Stock on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the record date of the portion of Capital Stock of the Company, evidences of indebtedness, other assets, rights or warrants, as the case may be, so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided that if the then Fair Market Value (as so determined) of the portion of Capital Stock of the Company, evidences of indebtedness, other assets, rights or warrants, as the case may be, so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date of such dividend or distribution the amount of Capital Stock of the Company, evidences of indebtedness, other assets, rights or warrants, as the case may be, such holder would have received had such holder converted each Security on the record date. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this SECTION 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable record date. Any distribution of rights (whether by distribution of separate certificates representing such rights or otherwise) or warrants pursuant to a stockholders' rights plan complying with the requirements set forth in the preceding sentence of this paragraph and with SECTION 10.14 shall not constitute a distribution of rights or warrants pursuant to this SECTION 10.06(c). In no event shall the Conversion Rate be decreased pursuant to this SECTION 10.06(c).

            Notwithstanding the foregoing, if the Capital Stock distributed by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (unless such Capital Stock or similar equity interests are distributed to the Holders in such distribution as if such Holders had converted their Securities into Common Stock), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction, the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such distribution on the New York Stock Exchange, Nasdaq or such other national or regional exchange or market on which such securities are then listed or quoted (the "SPIN-OFF EX-DIVIDEND DATE"), plus (B) the average of the Closing Sale Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the Spin-Off Ex-Dividend Date; and the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the Spin-Off Ex-Dividend Date, such adjustment to become effective immediately after the opening of business on the day following such record date; provided that if (x) the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange, Nasdaq or such other national or regional exchange or market on which such securities are then listed or quoted, minus (y) the average of the Closing Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange, Nasdaq or such other national or regional exchange or market on which such securities are then listed or quoted is less than $1.00, then the adjustment provided by for by this paragraph shall not be made and in lieu thereof the provisions of the first paragraph of this SECTION 10.06(c) shall apply to such distribution. In any case in which this paragraph is applicable, SECTION 10.06(a), SECTION 10.06(b) and the first paragraph of this SECTION 10.06(c) shall not be applicable.

            For purposes of this SECTION 10.06(c) and SECTION 10.06(a) and
      SECTION 10.06(b), any dividend or distribution to which this SECTION 10.06(c) is applicable that also includes Common Stock, or rights or warrants to subscribe for or purchase Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Stock or rights or warrants (and any Conversion Rate adjustment required by this SECTION 10.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by SECTION 10.06(a) and SECTION 10.06(b) with respect to such dividend or distribution shall then be made), except the record date of such dividend or distribution shall be substituted as "the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination", "the record date for the determination of holders of Common Stock entitled to receive such rights or warrants," "the record date in the case of a dividend or distribution" and "the effective date in the case of a subdivision or combination" within the meaning of SECTION 10.06(a) and SECTION 10.06(b).

            (d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to
      SECTION 10.06(e) or any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company) to all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such distribution by a fraction the numerator of which shall be the Current Market Price on such record date; and the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date of such dividend or distribution the amount of cash such holder would have received had such holder converted each Security on such record date. In no event shall the Conversion Rate be decreased pursuant to this SECTION 10.06(d).

            (e) In case the Company or any Subsidiary of the Company shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate Fair

      Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "AGGREGATE AMOUNT") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "PURCHASED SHARES") exceeds the Current Market Price per share of Common Stock on the Trading Day immediately following the last date (such last date, the "EXPIRATION DATE") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Current Market Price per share of Common Stock on the Trading Day immediately following the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the "EXPIRATION TIME") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and
      (II) the Current Market Price per share of Common Stock on the Trading Day immediately following the Expiration Date.

            An increase, if any, to the Conversion Rate pursuant to this SECTION 10.06(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. If the application of this SECTION 10.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this SECTION 10.06(e).

            (f) In addition to the foregoing adjustments in SUBSECTIONS (a),
      (b), (c), (d) AND (e) above, the Company, from time to time and to the extent permitted by law and by the rules of the Nasdaq National Market, may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or such longer period as may be permitted by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give written notice to the Trustee and cause notice of such increase to be mailed, in accordance with SECTION 11.02, to each Holder of Securities, at least ten (10) Business Days prior to the date on which such increase commences.

            (g) If the Ex Date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to SUBSECTION (a), (b), (c), (d) OR (e) above occurs on or after the tenth (10th) Trading Day prior to the date of determination or Expiration Date, whichever is applicable, and prior to the Ex Date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the Ex Date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (ii) if the Ex Date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to SUBSECTION (a), (b), (c), (d) OR (e) above occurs on or after the Ex Date for the issuance or distribution requiring such computation and on or prior to the date of determination or the Expiration Date, whichever is applicable, the Closing Sale Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (iii) if the Ex Date for the event requiring such computation is on or prior to the date of determination or Expiration Date, whichever is applicable, after taking into account any adjustment required pursuant to CLAUSE (i) OR (ii) of this proviso, the Closing Sale Price for each Trading Day on and after such Ex Date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for the purposes of this SECTION 10.06, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of indebtedness, shares of Capital Stock or other securities or assets or cash being distributed (in the event requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such Ex Date.

10.07 NO ADJUSTMENT.

      Notwithstanding anything to the contrary in SECTION 10.06, no adjustment in the Conversion Rate pursuant to SECTION 10.06 shall be required unless the adjustment would result in a change of at least one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion
Rate); provided, however, that any adjustments to the Conversion Rate that by reason of this SECTION 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

      Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of SECTION 10.06 (and no adjustment to the Conversion Rate under SECTION 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the

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Conversion Rate shall be made under SECTION 10.06. If any such right, options or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under SECTION 10.06 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

      Notwithstanding anything to the contrary in SECTION 10.06, if any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to
SECTION 10.06 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect had such dividend or distribution not been declared.

      Notwithstanding anything to the contrary in SECTION 10.06, no adjustment to the Conversion Rate need be made pursuant to SECTION 10.06 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

The applicable conversion rate will not be adjusted:

      (1) upon issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares or Common Stock under any plan; and

      (2) upon issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

      (3) upon issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable, or convertible security not described in the preceding bullet and outstanding as of the Issue;

      (4)   for a change in the par value of the Common Stock; and

      (5) for accrued and unpaid interest, including contingent interest and any Liquidated Damages Amount.

10.08 OTHER ADJUSTMENTS.

      In the event that, as a result of an adjustment made pursuant to SECTION
10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this ARTICLE X.

10.09 ADJUSTMENTS FOR TAX PURPOSES.

      Except as prohibited by law or by the rules of the Nasdaq National Market, the Company may make such increases in the Conversion Rate, in addition to those required by SECTION 10.06 hereof, as it determines to be advisable in order to eliminate or diminish any income taxes to holders of Common Stock resulting from any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders.

10.10 NOTICE OF ADJUSTMENT.

      Whenever the Conversion Rate is adjusted, the Company shall promptly mail, or cause there to be mailed, to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

10.11 NOTICE OF CERTAIN TRANSACTIONS.

      In the event that:

            (1) the Company takes any action, or becomes aware of any event, that would require an adjustment in the Conversion Rate,

            (2) the Company takes any action that would require a supplemental indenture pursuant to SECTION 10.12, or

            (3) there is a dissolution or liquidation of the Company, the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in CLAUSE
(1), (2) or (3) of this SECTION 10.11. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION 10.11.

10.12 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

      Except as provided in SECTION 10.15(f), if any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and that does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, in each case, pursuant to which the Common Stock would be converted into, or exchanged for, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash), if any, receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.

      Such supplemental indenture shall provide for adjustments of the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this ARTICLE X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to SECTION 10.14, to receive rights upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this SECTION 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

      In the event the Company shall execute a supplemental indenture pursuant to this SECTION 10.12, the Company shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

      In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Company shall make adequate provision whereby the holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. Such determination shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and shall be conducted in such a manner as to be completed by the date that is the earlier of (a) the deadline for elections to be made by holders of the Common Stock in connection with such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and (b) two Trading Days prior to the anticipated effective date of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the Securities by issuing a press release and providing a copy of such notice to the Trustee. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into shares of Common Stock, as set forth in this ARTICLE X prior to the effective date of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.

10.13 TRUSTEE'S DISCLAIMER.

      The Trustee has no duty to determine when an adjustment under this ARTICLE X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
SECTION 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE X.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer's Certificate with respect thereto which the Company is obligated to file with the

Trustee pursuant to SECTION 10.12 hereof. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to (A) make any cash payment or issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for conversion hereunder, or (B) subject to ARTICLE VII, comply with any of the covenants of the Company hereunder.

10.14 RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS' RIGHTS PLANS.

      Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in each and any stockholders' rights plan the Company may have in effect at such time (unless the rights have been separated from the Common Stock prior to the time of conversion, in which case the provisions of SECTION 10.06(c) shall apply). In the event that the Company implements a stockholders' rights plan after the date hereof, the Company shall provide that the Holders will receive upon conversion of their Securities, in addition to the consideration otherwise payable hereunder upon such conversion, the rights described therein (unless the rights have been separated from the Common Stock prior to the time of conversion, in which case the provisions of
SECTION 10.06(c) shall apply).

10.15 INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

      (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this ARTICLE X, at any time from, and including, the effective date of a Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this SECTION 10.15, otherwise apply to such Security pursuant to this ARTICLE X, plus an amount equal to the Make-Whole Conversion Rate Adjustment; provided, however, that such increase to the Conversion Rate shall not apply if:

            (i) such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with
      SECTION 10.15(f), to make an Acquirer Stock Conversion Right Adjustment;

            (ii) such Make-Whole Fundamental Change is announced by the Company but shall not be consummated; or

            (iii) such Make-Whole Fundamental Change occurs on or after October 1, 2010.

      The additional consideration payable hereunder on account of any Make-Whole Conversion Rate Adjustment with respect to a Security surrendered for conversion is herein referred to as the "MAKE-WHOLE CONSIDERATION."

      (b) As used herein, "MAKE-WHOLE CONVERSION RATE ADJUSTMENT" shall mean, with respect to each Make-Whole Fundamental Change and each applicable Security, an amount equal to the Applicable Increase. As used herein, "APPLICABLE INCREASE" shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the "EFFECTIVE DATE") and the Applicable Price of such Make-Whole Fundamental Change:

                               APPLICABLE INCREASE
                   (per $1,000 principal amount of Securities)

                                                        EFFECTIVE DATE
                  -------------------------------------------------------------------------------------------------------
APPLICABLE PRICE  SEPTEMBER 21, 2005  OCTOBER 1, 2006  OCTOBER 1, 2007  OCTOBER 1, 2008  OCTOBER 1, 2009  OCTOBER 1, 2010
----------------  ------------------  ---------------  ---------------  ---------------  ---------------  ---------------
$ 32.93.........         9.79              9.90              9.19             8.74            8.34              0.00
$ 35.00.........         9.21              9.31              8.64             8.22            7.85              0.00
$ 37.50.........         8.60              8.69              8.07             7.68            7.33              0.00
$ 40.00.........         8.06              8.15              7.56             7.20            6.87              0.00
$ 42.50.........         7.59              7.67              7.12             6.77            6.47              0.00
$ 45.00.........         7.16              7.24              6.72             6.40            6.11              0.00
$ 47.50.........         6.79              6.86              6.37             6.06            5.78              0.00
$ 50.00.........         6.45              6.52              6.05             5.76            5.50              0.00
$ 52.50.........         6.14              6.21              5.76             5.48            5.23              0.00
$ 55.00.........         5.86              5.93              5.50             5.23            5.00              0.00
$ 57.50.........         5.61              5.67              5.26             5.01            4.78              0.00
$ 60.00.........         5.37              5.43              5.04             4.80            4.58              0.00
$ 62.50.........         5.16              5.22              4.84             4.61            4.40              0.00
$ 65.00.........         4.96              5.02              4.65             4.43            4.23              0.00
$ 67.50.........         4.78              4.83              4.48             4.26            4.07              0.00
$ 70.00.........         4.61              4.66              4.32             4.11            3.93              0.00
$ 72.50.........         4.45              4.50              4.17             3.97            3.79              0.00
$ 75.00.........         4.30              4.35              4.03             3.84            3.66              0.00

          provided, however, that:

            (i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled "Applicable Price," or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title "Effective Date," then the Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Applicable Increases set forth for such two Applicable Prices, or for such two Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

            (ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $75.00 per share (subject to adjustment as provided in SECTION 10.15(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $32.93 per share (subject to adjustment as provided in SECTION 10.15(b)(iii)), then the Applicable Increase shall be equal to zero (0) and this SECTION 10.15 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

            (iii) if an event occurs that requires, pursuant to this ARTICLE X (other than solely pursuant to this SECTION 10.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled "Applicable Price" shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this ARTICLE X, immediately after such adjustment to the Conversion Rate;

            (iv) each Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to SECTION 10.01 through SECTION 10.14; and

            (v) in no event will the total number of shares of Common Stock issuable upon conversion of the Securities exceed 30.3674 per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate pursuant to SECTION 10.06.

      (c) As used herein, "APPLICABLE PRICE" shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in the relevant Make-Whole Fundamental Change consists solely of cash, then the "APPLICABLE PRICE" will be the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and
(ii) in all other events, the "APPLICABLE PRICE" will be the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of the relevant Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, during those five consecutive Trading Days.

      (d) [Reserved.]

      (e) At least fifteen (15) Business Days before the anticipated effective date of any proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with SECTION 11.02, written notice of, and shall publicly announce, through a public medium that is customary for such announcements, and publish on the Company's website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state (i) that the Company either (a) has elected, in accordance with SECTION 10.15(f), to make an Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change in lieu of increasing the Conversion Rate pursuant to SECTION 10.15(a) or (b) has elected not to make an Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change; and (ii) if the Company has elected not to make such Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change, that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the actual Effective Date of each Make-Whole Fundamental Change, the Company shall mail, in accordance with SECTION 11.02, written notice of, and shall publicly announce, through a public medium that is customary for such announcements, and publish on the Company's website, such Effective Date.

      (f) Notwithstanding anything to the contrary in this SECTION 10.15, if the Company shall make any mailing, announcement or publication referred to in
SECTION 10.15(e) in respect of a Make-Whole Fundamental Change that shall also constitute a Public Acquirer Fundamental Change, then the Company shall have the right at its sole option to, in lieu of increasing the Conversion Rate pursuant to SECTION 10.15(a) in connection with such Make-Whole Fundamental Change, cause the right to convert the Securities in accordance with this ARTICLE X to change such that, from and after the effective time of such Public Acquirer Fundamental Change, the right of each Holder of any Security to convert such Security into shares of Common Stock and cash for fractional shares shall be changed into the right to convert such Security solely into shares of Public Acquirer Common Stock applicable to such Public Acquirer Fundamental Change and cash for fractional shares thereof, at an initial Conversion Rate (which shall take effect at such effective time, but that shall thereafter be subject to adjustment in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this ARTICLE X) equal to the Conversion Rate in effect immediately before such effective time multiplied by a fraction the numerator of which is the Fair Market Value (as determined in good faith by the Board of Directors), as of the effective time of the Public Acquirer Fundamental Change, of the cash, securities and other property paid or payable per share of Common Stock and the denominator of which is the average of the Closing Sale Prices per share of the Public Acquirer Common Stock for the five (5) consecutive Trading Days commencing on, and including, the Trading Day immediately after the Effective Date of the Public Acquirer Fundamental Change. Any such change in the right to convert the Securities in accordance with this
SECTION 10.15(f) is herein referred to as an "ACQUIRER STOCK CONVERSION RIGHT ADJUSTMENT."

         If the Company shall have elected, in accordance with this SECTION 10.15(f), to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change, then:

            (i) the Company shall cause there to be executed and delivered to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, which supplemental indenture shall (a) give due effect to such election in accordance with this SECTION 10.15(f), including, without limitation, evidencing a binding and enforceable obligation of the issuer of the applicable Public Acquirer Common Stock to satisfy the right of Holders to convert Securities in accordance with this ARTICLE X and this
      SECTION 10.15(f); (b) be executed by, without limitation, such issuer; (c) contain such additional provisions, if any, necessary to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine (which determination shall be described in a Board Resolution); and (d) be in full force and effect no later than the effective time of such Public Acquirer Fundamental Change;

            (ii) the Company shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons for such supplemental indenture, the nature of the change in the conversion right pursuant to such Acquirer Stock Conversion Right Adjustment and the Conversion Rate as adjusted therefor;

            (iii) the provisions of SECTION 10.12 shall not apply to such Public Acquirer Fundamental Change, provided such Public Acquirer Fundamental Change shall have been duly given effect in accordance with this SECTION 10.15(f); and

            (iv) such election shall be irrevocable with respect to such Public Acquirer Fundamental Change and shall be deemed to have been made at the time the Company shall, with respect to such Public Acquirer Fundamental Change, mail the first notice, or make the first public announcement or publication, whichever shall occur earlier, referred to in SECTION 10.15(e) (it being understood that the Company shall discharge its obligations hereunder in good faith in determining whether an announced transaction and a completed transaction are deemed, for purposes of this CLAUSE (iv), to be the same Public Acquirer Fundamental Change despite differences in the announced terms and the terms as such transaction was consummated);

provided, however, that the Company shall not be required to give effect to such election to make an Acquirer Stock Conversion Right Adjustment with respect to such Public Acquirer Fundamental Change if such Public Acquirer Fundamental Change is not consummated.

      For avoidance of doubt, any change, pursuant to this SECTION 10.15(f), in the right of Holders to convert Securities shall apply to all Holders.

      (g) For avoidance of doubt, the provisions of this SECTION 10.15 shall not affect or diminish the Company's obligations, if any, pursuant to ARTICLE V with respect to a Public Acquirer Fundamental Change or Make-Whole Fundamental Change.

      (h) Nothing in this SECTION 10.15 shall prevent an adjustment to the Conversion Rate pursuant to SECTION 10.06 in respect of a Make-Whole Fundamental Change or a Public Acquirer Fundamental Change.

                               XI. MISCELLANEOUS

11.01 TRUST INDENTURE ACT CONTROLS.

      If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, then such provision of the TIA shall control.

11.02 NOTICES.

      Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

      (a) by hand (in which case such notice shall be effective upon delivery);

      (b) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

      (c) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the other party's address or facsimile number, as applicable, stated in this SECTION 11.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-Registrar (if different than the Trustee) at the same time.

      All notices or communications shall be in writing.

      The Company's address is:

            Toreador Resources Corporation
            4809 Cole Avenue
            Suite 108
            Dallas, TX 75205
            Fax: (214) 559-3945
            Attn: Chief Financial Officer

      The Trustee's address is:

            The Bank of New York Trust Company, N.A.
            Attn: John Stohlmann -- Dallas Office
            101 Barclay
            New York, NY 10286
            Telephone: (214) 880-8238
            Fax: (214) 880-8241

      With a copy to:

            The Bank of New York Trust Company, N.A.
            Corporate Trust Division/Dallas

            Plaza of the Americas
            600 North Pearl St., Suite 420
            Dallas, TX 75201
            Telephone: (214) 880-8238
            Fax: (214) 880-8241

      If the Trustee is required, pursuant to the express terms of this Indenture, to mail a notice or communication to Holders, the Trustee shall also provide such notice or communication to the Company in a manner set forth in this SECTION 11.02

11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (i) an Officer's Certificate stating that, in the opinion of the signatory to such Officer's Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Each signatory to an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

      Each Officer's Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that the person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

11.06 RULES BY TRUSTEE AND AGENTS.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

11.07 LEGAL HOLIDAYS.

      If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

11.08 DUPLICATE ORIGINALS.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

11.09 GOVERNING LAW.

      The laws of the State of New York shall govern this Indenture and the Securities.

11.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

11.11 SUCCESSORS.

      All agreements and covenants of the Company in this Indenture and the Securities shall bind its successors. All agreements and covenants of the Trustee in this Indenture shall bind its successors.

11.12 SEPARABILITY.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

11.13 TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

11.14 CALCULATIONS IN RESPECT OF THE SECURITIES.

      The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent contrary written notice by the Company to the Trustee, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

11.15 NO PERSONAL LIABILITY OF DIRECTORS, EMPLOYEES OR STOCKHOLDERS

      None of the Company's past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company's obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. Except as otherwise provided by applicable law, by accepting a Security, each Holder waives and releases all such liability and such waiver and release is part of the consideration for the issue of the Securities.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                       TOREADOR RESOURCES CORPORATION

                                       By: /s/ G. Thomas Graves III
                                           --------------------------
                                           Name: G. Thomas Graves III
                                           Title: CEO, President

                                       THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                         as Trustee

                                       By: /s/ John C. Stohlmann
                                           -----------------------
                                           Name: John C. Stohlmann
                                           Title: Vice President

                                                                       EXHIBIT A

                               [Face of Security]

                         TOREADOR RESOURCES CORPORATION

Certificate No. _______

    [INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

                     5.00% Convertible Senior Note due 2025

                              CUSIP No. 891050 AA 4

      Toreador Resources Corporation, a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _____________________ dollars ($__________) on
October 1, 2025 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

      Interest Payment Dates: April 1 and October 1, with the first payment to be made on April 1, 2006.

      Record Dates: March 15 and September 15.

      The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

      IN WITNESS WHEREOF, Toreador Resources Corporation has caused this instrument to be duly signed.

                                       TOREADOR RESOURCES CORPORATION

                                       By: _____________________________________
                                           Name:
                                           Title:

Dated: ________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: ___________________________________
             Authorized Signatory

Dated: __________________

                              [REVERSE OF SECURITY]

                         TOREADOR RESOURCES CORPORATION

                     5.00% CONVERTIBLE SENIOR NOTE DUE 2025

      1. INTEREST. Toreador Resources Corporation, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on April 1 and October 1 of each year, with the first payment to be made on April 1, 2006. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from, and including, September 27, 2005, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. MATURITY. The Securities will mature on October 1, 2025.

      3. METHOD OF PAYMENT. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities payable as herein provided upon Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is a Global Security, by wire transfer of immediately available funds to the account specified by the Holder hereof; or (B) in the case this Security is a Physical Security held by a Holder who is the record holder of more than five million dollars ($5,000,000) aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if no such account is specified, or if this Security is a Physical Security held by a Holder who is the record holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to such Holder's address shown in the register of the Registrar.

      4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, The Bank of New York Trust Company, N.A. (the "TRUSTEE"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

      5. INDENTURE. The Company issued the Securities under an Indenture dated as of September 27, 2005 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $75,000,000 aggregate principal amount ($86,250,000 if the Initial Purchasers have elected to exercise in full the Option to purchase up to an additional $11,250,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and that are defined in the Indenture have the meanings assigned to them in the Indenture.

      6. REDEMPTION.

            The Company shall not have the right to redeem any Securities prior to October 6, 2008. The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after October 6, 2008, and prior to October 1, 2010, to redeem all or any part of the Securities at a price payable in cash at a Redemption Price equal to one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if the Closing Sale Price of the Common Stock has exceeded 130% of the Conversion Price for at least twenty (20) Trading Days in any consecutive thirty (30) Trading Day period ending on the Trading Day prior to the date of mailing of the relevant notice of Redemption. The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after October 1, 2010, to redeem all or any part of the Securities at a price payable in cash at a Redemption Price equal to one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, irrespective of the Closing Sale Price of the Common Stock.

            Notwithstanding the foregoing, if a Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date, and the Redemption Price will be 100% of the principal amount of the Securities to be redeemed in connection with such Redemption.

            If the Paying Agent (other than the Company) holds on a Redemption Date money sufficient to pay the aggregate Redemption Price with respect to all Securities to be redeemed payable as provided in the Indenture upon Redemption, then (unless there shall be a Default in the payment of such aggregate Redemption Price) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Redemption Price in accordance with the Indenture.

      7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

      8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on October 1, 2010, October 1, 2015 and October 1, 2020 (each, an "OPTION PURCHASE DATE") at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery to the Paying Agent by the Holder of a Purchase Notice containing the information set forth in the Indenture (provided, however, that any such accrued and unpaid interest will be paid not to the Holder submitting the Security for purchase on the relevant Option Purchase Date but instead to the Holder of record at the close of business on the corresponding Record Date), at any time from 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

            Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            If the Paying Agent (other than the Company) holds on an Option Purchase Date money sufficient to pay the aggregate Option Purchase Price with respect to all Securities to be purchased upon Purchase at Holder's Option payable as provided in the Indenture upon Purchase at Holder's Option, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price in accordance with the Indenture.

      9. REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), which date is not less than twenty (20) nor more than thirty-five (35) Business Days after the date on which the Fundamental Change Notice is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (provided, however, that if a Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date, and the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Securities repurchased).

            Within fifteen (15) days after the occurrence of the Fundamental Change, the Company must mail, or cause to be mailed, notice of the occurrence of such Fundamental Change to each Holder at the address of such Holder appearing in the register of the Registrar.

Such notice shall include, among other things, a description of the procedure that a Holder must follow to exercise the Fundamental Change Repurchase Right. To exercise the Fundamental Change Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, a Purchase Notice to the Company (if it is acting as its own Paying Agent) or to the Paying Agent; and (ii) deliver, at any time after the delivery of such Purchase Notice, the Securities with respect to which the Holder is exercising its Fundamental Change Repurchase Right (together with all necessary endorsements). If the Securities delivered in connection with a Holder's exercise of its Fundamental Change Repurchase Right are held in book-entry form through the Depositary, then such Purchase Notice must comply with applicable procedures of the Depositary.

      10. CONVERSION.

            Subject to earlier Redemption, Purchase at Holder's Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of Common Stock in accordance with ARTICLE X of the Indenture at any time prior to the close of business on the Business Day immediately preceding the Maturity Date.

            To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

            The initial Conversion Rate is 23.3596 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $42.81 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share. Except as other otherwise provided herein or in the Indenture, on conversion, no payment or adjustment for any unpaid and accrued interest on, or any Liquidated Damages Amount with respect to, the Securities will be made. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by cash payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive unless (i) the Company has specified a Redemption Date that is after a Record Date but on or prior to the next Interest Payment Date, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date but on or prior to the next Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

            The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and ARTICLE X of the Indenture, at any time from, and including, the effective date of a Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for SECTION 10.15 of the Indenture, otherwise apply to such Security pursuant to ARTICLE X of the Indenture, plus an amount equal to the Make-Whole Conversion Rate Adjustment; provided, however, that such increase to the Conversion Rate shall not apply if (i) such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with SECTION 10.15(f) of the Indenture, to make an Acquirer Stock Conversion Right Adjustment; (ii) such Make-Whole Fundamental Change is announced by the Company but shall not be consummated; or (iii) such Make-Whole Fundamental Change occurs on or after October 1, 2010.

            Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing shares of Common Stock issued upon conversion of any Security shall bear the Common Stock Legend, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

      11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of fifteen (15) days before selecting, pursuant to SECTION 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

      12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

      13. MERGER OR CONSOLIDATION. Except as provided in the Indenture, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (A) either (i) such transaction or series of transactions shall be a merger or consolidation where the Company shall be the surviving corporation; or (ii) the surviving, resulting or transferee person both (a) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; and (b) assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (B) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

      14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with SECTIONS 5.01 and 10.12 of the Indenture and, in accordance with Section 10.15(f) of the Indenture, to give effect to an election, pursuant to such
Section 10.15(f), by the Company to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (v) to make provision with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; (vi) to add additional events that shall constitute an Event of Default under the Indenture; (vii) to provide for a successor Trustee in accordance with the Indenture; (viii) if, at any time, the Securities are in the form of Physical Securities, to provide for such Securities to be held as Global Securities in addition to or in place of such Physical Securities; and (ix) to provide for the issuance of Additional Securities in connection with the exercise by the Initial Purchasers of the Option to purchase up to an additional $11,250,000 aggregate principal amount of Securities. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (x) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder in any material respect or (y) add or modify any other provisions with respect to matters or questions arising under the Indenture that the Company and the Trustee may deem necessary or desirable and that shall not adversely affect the interests of the Holders of the Securities in any material respect; provided that any addition or modification made solely to conform the provisions of the Indenture to the "Description of notes" in the Offering Memorandum will not be deemed to adversely affect the interests of any Holder in any material respect.

      15. DEFAULTS AND REMEDIES. Subject to the provisions of the Indenture, an "EVENT OF DEFAULT" occurs if (i) the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder's Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise; (ii) the Company defaults in the payment of an installment of interest or any

Liquidated Damages Amount, on any Security when due, if such failure continues for thirty (30) days after the date when due; (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder's conversion rights pursuant to the Indenture; (iv) the Company fails to provide a Fundamental Change Notice within 15 days after the occurrence of a Fundamental Change as required by the provisions of the Indenture; (v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or the Indenture and such failure continues for the period, and after the notice, specified in the Indenture; (vi) failure by the Company or any of its Subsidiaries to pay when due at maturity, or a default that results in the acceleration of any Indebtedness of the Company or its Subsidiaries (other than Indebtedness that is nonrecourse to the Company or any of its Subsidiaries) in an aggregate amount of $10,000,000 or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities then-outstanding has been received by the Company; (vii) the Company or any of its Subsidiaries fails to pay any final judgments in excess of $10,000,000 in the aggregate and such judgments remain outstanding for a period of 15 days and are not discharged, bonded, waived or stayed within 15 days after the Trustee notifies the Company by written notice (or Holders of at least twenty five (25%) in principal amount of the outstanding Securities notify the Company and the Trustee by written notice); or (viii) there occur certain events of bankruptcy or insolvency involving the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company.

            If an Event of Default (excluding an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in SECTION 6.01(viii) OR (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by written notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest, if any, and any premium on, all Securities to be immediately due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest (including any Liquidated Damages Amount) on, all Securities shall be due and payable immediately. If an Event of Default specified in
SECTION 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest (including any Liquidated Damages Amount) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee and the Company may rescind or annul an acceleration and its consequences if (A) the rescission would not violate any governmental or court order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under SECTION 7.07 of the Indenture have been paid.

            Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to the Company and to each Holder a notice of the Default or Event of Default within thirty (30) days after the Trustee has received such notice or after such Responsible Officer shall have acquired such actual knowledge, whichever is earlier, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

      16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive a Liquidated Damages Amount in certain circumstances, all as set forth in the Registration Rights Agreement.

      17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

      18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

      20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                         Toreador Resources Corporation
                                4809 Cole Avenue
                                    Suite 108
                                Dallas, TX 75205

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

______________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: _______________________________    ______________________________________

                                          NOTICE: The signature on this
                                          assignment must correspond with the
                                          name as it appears upon the face of
                                          the within Security in every
                                          particular without alteration or
                                          enlargement or any change whatsoever
                                          and be guaranteed by a guarantor
                                          institution participating in the
                                          Securities Transfer Agents Medallion
                                          Program or in such other guarantee
                                          program acceptable to the Trustee.

Signature Guarantee: ___________________________________________________

In connection with any transfer of this Security occurring prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                   [Check One]

(1)    ____       to the Company or any Subsidiary thereof, or

(2)    ____       pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended, or

(3)    ____       to a "qualified institutional buyer" in compliance with Rule
                  144A under the Securities Act of 1933, as amended, or

(4)    ____       pursuant to an exemption from registration provided by Rule
                  144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933,

and, the undersigned confirms that this Security is not being transferred to an "affiliate" of the Company (an "Affiliate") as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the items (1) through (4) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(4) is checked, the Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act of 1933, as amended and applicable state securities laws. If item (3) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated: _________________________      Signed: __________________________________
                                                (Sign exactly as name appears on
                                                the other side of this Security)

Signature Guarantee: ___________________________________________________________

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________     ______________________________________________
                                  NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                               $__________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)

________________________________________________________________________________

Date:______________    Signature(s): ___________________________________________

                                   _____________________________________________
                                   (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by: ____________________________________________________
                            (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                 PURCHASE NOTICE

Certificate No. of Security: ___________

      If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, check the box: [ ]

      If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.09 of the Indenture, check the box: [ ]

      If you want to elect to have only part of this Security purchased by the Company pursuant to SECTIONS 3.08 OR 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

                       $__________________________________
                       (in an integral multiple of $1,000)

Date:__________________                 Signature(s): __________________________

                                        ________________________________________
                                        (Sign exactly as your name(s) appear(s)
                                        on the other side of this Security)

Signature(s) guaranteed by:             ________________________________________
                                        (All signatures must be guaranteed by a
                                        guarantor institution participating in
                                        the Securities Transfer Agents Medallion
                                        Program or in such other guarantee
                                        program acceptable to the Trustee.)

                                   SCHEDULE A

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(1)

      The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

                                                            Principal amount of
                  Amount of decrease    Amount of Increase      this Global          Signature or
                  in Principal amount  in Principal amount  Security following   authorized signatory
                    of this Global        of this Global       such decrease      of Trustee or Note
Date of Exchange       Security              Security           or increase            Custodian

----------
(1) This is included in Global Securities only.

                                                                     EXHIBIT B-1

                      FORM OF RESTRICTED SECURITIES LEGEND

THIS SECURITY AND THE COMMON STOCK, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE
ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
      ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF TOREADOR RESOURCES CORPORATION ("THE COMPANY") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE DATE OF THE LAST ORIGINAL ISSUANCE OF THIS SECURITY OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

      (A)   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

      (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

      (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

      (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                                     B-1-1

                           FORM OF COMMON STOCK LEGEND

THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES
      ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF TOREADOR RESOURCES CORPORATION ("THE COMPANY") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SHARES OF COMMON STOCK OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE DATE OF THE LAST ORIGINAL ISSUANCE OF THIS SECURITY OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT
      ONLY:

      (A)   TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

      (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

      (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

      (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                                     B-1-2

                                                                     EXHIBIT B-2

                       FORM OF LEGEND FOR GLOBAL SECURITY

      Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                     B-2-1

                                                                       EXHIBIT C

          Form of Notice of Transfer Pursuant to Registration Statement

Toreador Resources Corporation
4809 Cole Avenue
Suite 108
Dallas, TX 75205
Attention: General Counsel

The Bank of New York Trust Company, N.A.
Attn: John Stohlmann -- Dallas Office
101 Barclay
New York, NY 10286
Telephone: (214) 880-8238
Fax: (214) 880-8241

      Re: Toreador Resources Corporation (the "COMPANY") 5.00% Convertible Senior Notes due 2025 (the "SECURITIES")

Ladies and Gentlemen:

      Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities and ________ shares of the Common Stock, $0.15625 par value per share, of the Company issued on conversion of the Securities ("STOCK") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

      We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities and Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                       Very truly yours,

                                       _____________________
                                              (Name)

                                      C-1